Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE
APRIL 15, 2013

CHESAPEAKE ENERGY CORPORATION ANNOUNCES THE EXPIRATION
AND FINAL RESULTS OF ITS CASH TENDER OFFERS

OKLAHOMA CITY, OKLAHOMA, April 15, 2013 – Chesapeake Energy Corporation (NYSE:CHK) today announced the expiration and final results of its previously announced cash tender offers (collectively the “Tender Offers” and each a “Tender Offer”) for any and all of its 7.625% Senior Notes due 2013 (the “2013 Notes”) and its 6.875% Senior Notes due 2018 (the “2018 Notes” and, together with the 2013 Notes, the “Notes”).  The tender offers expired at 11:59 p.m., New York City time, on April 12, 2013 (the "Expiration Date").  The full terms and conditions of the Tender Offers are set forth in the Offer to Purchase and the related Letter of Transmittal, each dated March 18, 2013.

As previously announced, on April 1, 2013 Chesapeake purchased $216,187,000 principal amount of its outstanding 2013 Notes and $376,595,000 principal amount of its outstanding 2018 Notes validly tendered and not validly withdrawn as of 5:00 P.M., New York City time, on March 28, 2013 (such date and time, the "Early Tender Date").  Chesapeake has received and accepted for purchase an additional $619,000 principal amount of its outstanding 2013 Notes and $415,000 principal amount of its outstanding 2018 Notes validly tendered subsequent to the Early Tender Date and prior to the Expiration Date.  Holders of Notes that were validly tendered and accepted for purchase after the Early Tender Date but before the applicable Expiration Date received in cash, for each $1,000 in principal amount of Notes tendered, the applicable Purchase Price set forth in the Offer to Purchase, which did not include the Early Tender Premium.  The final settlement of the Tender Offers occurred today.

The table below sets forth the aggregate principal amount of each series of Notes that was tendered and the aggregate principal amount of each series of Notes that was accepted for purchase in the Tender Offers.

Notes	CUSIP/ISIN Numbers	Principal Amount Outstanding	Principal Amount Tendered	Principal Amount Accepted for Purchase
7.625% Senior Notes due 2013	165167BY2/ US165167BY25	$464,110,000	$216,806,000	$216,806,000
6.875% Senior Notes due 2018	165167CE5/ US165167CE51	$473,668,000	$377,010,000	$377,010,000

Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC  served as the dealer managers for the Tender Offers. D.F. King & Co., Inc. served as the tender agent and information agent for the Tender Offers.  For additional information regarding the terms of the Tender Offers, please contact: Credit Suisse Securities (USA) LLC at (800) 820-1653 (U.S. toll free) or (212) 538-2147 (collect) or Morgan Stanley & Co. LLC at (800) 624-1808 (U.S. toll free) or (212) 761-1057 (collect).  Requests for documents may be directed to D.F. King & Co, Inc. at the address, telephone numbers and email address set forth below.

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005

Attention: Elton Bagley

Banks and brokers call collect: (212) 269-5550
All others call toll-free: (800) 697-6975

Email: chk@dfking.com

This announcement does not constitute an offer to purchase or a solicitation of an offer to sell any securities.  The Tender Offers were made solely by means of the Offer to Purchase and the related Letter of Transmittal.

Chesapeake Energy Corporation (NYSE:CHK) is the second-largest producer of natural gas, a top 11 producer of oil and natural gas liquids and the most active driller of new wells in the U.S. Headquartered in Oklahoma City, the company's operations are focused on discovering and developing unconventional natural gas and oil fields onshore in the U.S.  Chesapeake owns leading positions in the Eagle Ford, Utica, Granite Wash, Cleveland, Tonkawa, Mississippi Lime and Niobrara unconventional liquids plays and in the Marcellus, Haynesville/Bossier and Barnett unconventional natural gas shale plays.  The company also owns substantial marketing and oilfield services businesses through its subsidiaries Chesapeake Energy Marketing, Inc. and Chesapeake Oilfield Operating, L.L.C.  Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information, presentations and news releases.

CHESAPEAKE CONTACTS:		MEDIA CONTACTS:		CHESAPEAKE ENERGY CORPORATION
Jeffrey L. Mobley, CFA	Gary T. Clark, CFA	Michael Kehs	Jim Gipson	6100 North Western Avenue
(405) 767-4763	(405) 935-6741	(405) 935-2560	(405) 935-1310	P.O. Box 18496
jeff.mobley@chk.com	gary.clark@chk.com	michael.kehs@chk.com	jim.gipson@chk.com	Oklahoma City, OK 73154